UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective December 29, 2014, xG Technology, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Equity Distribution Agreement dated as of November 18, 2014 (the “Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company may sell from time to time up to $1,000,000 of shares of its common stock, par value $0.00001 per share (the “Shares”), through Roth (the “Offering”).

Sales of Shares in the Offering, if any, may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, directly on the NASDAQ Capital Market or any other existing trading market for the Shares or to or through a market maker. Subject to the terms of the Agreement and the rules and regulations of the NASDAQ Capital Market or such other exchange or market on which the Company’s common stock is listed, Roth may also sell Shares by any other method permitted by law, including, but not limited to, in privately negotiated transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (1)
10.1	Amendment No. 1 to Equity Distribution Agreement, dated as of December 29, 2014, by and between the Company and Roth
23.1	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)

(1) Filed as an Exhibit on Current Report to Form 8-K with the SEC on November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG TECHNOLOGY, INC.

December 30, 2014	By:	/s/ John C. Coleman
Name: John C. Coleman
Title: Chief Executive Officer